Gladstone Capital Corporation Reports Results for the Fourth Quarter and Fiscal Year Ended September 30, 2010

- Net Investment Income for the quarter and fiscal year ended September 30, 2010 was $4.4 million, or $0.21 per share, and $17.8 million, or $0.84 per share, respectively

- Net Increase in Net Assets Resulting from Operations for the quarter and fiscal year ended September 30, 2010 was $3.8 million, or $0.18 per share, and $16.4 million, or $0.78 per share, respectively

MCLEAN, Va., Nov. 22, 2010 /PRNewswire-FirstCall/ -- Gladstone Capital Corporation (Nasdaq: GLAD) (the "Company") today announced earnings both for the quarter and fiscal year ended September 30, 2010.  All per share references are per basic and diluted weighted average common shares outstanding, unless otherwise noted.

(Logo:  http://photos.prnewswire.com/prnh/20101005/GLADSTONECAPITAL )

Net Investment Income for the Quarter: Net Investment Income for the quarter ended September 30, 2010 was $4.4 million, or $0.21 per share, as compared to $4.2 million, or $0.20 per share, for the prior year period, an increase in Net Investment Income of 5% and an increase of 5% per share.  Net Investment Income increased primarily due to higher transaction fees received during the three months ended September 30, 2010 than during the prior year period.

Net Investment Income for the Fiscal Year: Net Investment Income for the year ended September 30, 2010 was $17.8 million, or $0.84 per share, as compared to $21.0 million, or $1.00 per share, for the prior year period, a decrease in Net Investment Income of 15% and a decrease of 16% per share.  Net Investment Income decreased primarily due to a decline in investment income resulting from the repayment and sale of loans and lower transaction fees received, partially offset by a decline in incentive fees accrued during the year ended September 30, 2010 than during the prior year.

Net Increase in Net Assets Resulting from Operations for the Quarter: Net Increase in Net Assets Resulting from Operations for the quarter ended September 30, 2010 was $3.8 million, or $0.18 per share, as compared to a Net Increase in Net Assets Resulting from Operations of $3.4 million, or $0.16 per share, for the prior year period.  The increase in Net Increase in Net Assets Resulting from Operations between the two periods was primarily due to the higher net investment income during the quarter ended September 30, 2010 compared to the prior year period.

Net Increase in Net Assets Resulting from Operations for the Fiscal Year: Net Increase in Net Assets Resulting from Operations for the year ended September 30, 2010 was $16.4 million, or $0.78 per share, as compared to a Net Increase in Net Assets Resulting from Operations of $3.8 million, or $0.18 per share, for the prior year.  The increase in Net Increase in Net Assets Resulting from Operations between the two years was primarily due to the lower net loss on the Company's investment portfolio during the year ended September 30, 2010.  The Company recorded a net loss on investments, derivatives and borrowings under line of credit of $1.4 million for the year ended September 30, 2010, compared to a net loss of $17.2 million for the prior year.

Estimated Fair Value: The aggregate investment portfolio depreciated during the year ended September 30, 2010.  As of September 30, 2010, the entire portfolio was fair valued at 86% of cost, as compared to 88% of cost at September 30, 2009.

Asset Characteristics: Total assets were $270.5 million at September 30, 2010, as compared to $335.9 million at September 30, 2009. Net asset value was $11.85 per share at September 30, 2010 as compared to $11.81 per share at September 30, 2009.  At September 30, 2010, the Company had investments in 39 private companies with an aggregate cost basis of $298.2 million and an aggregate fair value of $257.1 million.  Average asset risk rating for the non-syndicated loans in the Company's portfolio at September 30, 2010 was 6.1 on a ten point scale as compared to 7.1 at September 30, 2009.

Annualized Yield: The annualized weighted average yield on the Company's portfolio, excluding cash and cash equivalents, was 9.9% for the year ended September 30, 2010, as compared to 9.8% for the prior year.  The weighted average yield varies from period to period based on the current stated interest rate on interest-bearing investments and the amounts of loans for which interest is not accruing.

Highlights for the Fiscal Year: For the year ended September 30, 2010, the Company reported the following significant events:

  Began making new loans and investments after more than one year of liquidating investments and paid down the Company's line of credit facility. Established a backlog of new investment opportunities to review for investing in fiscal year 2011;
  Funded approximately $10.6 million of three new investments and $12.6 million of additional investments to existing portfolio companies, for an aggregate of $23.2 million;
  Received principal repayments of approximately $82.6 million, which included scheduled principal payments and full repayment from eight companies;
  Received proceeds of approximately $3.1 million from the sale of three portfolio companies and recorded a corresponding realized net loss of approximately $4.2 million;
  Wrote off approximately $2.9 million of an investment and recorded a corresponding realized net loss of approximately $2.9 million;
  Received approximately $1.9 million in success fees in connection with the payoff and refinancing of seven investments;
  Entered into a fourth amended and restated credit facility with Key Equipment Finance Company Inc., Branch Bank and Trust Company and ING Capital LLC for a $127 million line of credit (the "Credit Facility"), which matures on March 15, 2012, with a one year amortization period;
  Entered into an equity distribution agreement with BB&T Capital Markets (the "Agent"), under which the Company may, from time to time, issue and sell through the Agent, up to 2,000,000 shares of the Company's common stock; and
  Paid monthly cash distributions to stockholders of $0.07 per share for each of the months of October 2009 through September 2010.

Comments from President and Chief Investment Officer Chip Stelljes: "During the quarter, we invested $10 million in one new investment and received proceeds from repayments of approximately $25.6 million, including the successful realization of two investments.  With the currently outstanding balance on our $127 million line of credit of only $19.6 million, we are actively reviewing new investment opportunities, and we believe that we will be able to increase our new investment activity over the next twelve months."

Subsequent to September 30, 2010, the Company:

  Funded approximately $8.4 million of investments, which included $7 million for three new syndicated loans;
  Received approximately $1.8 million from scheduled and unscheduled loan repayments;
  Amended the Credit Facility on November 22, 2010 (the "Amendment Date").  Prior to the Amendment Date, advances under the Credit Facility bore interest at the 30-day London Interbank Offered Rate ("LIBOR") subject to a minimum rate of 2.0%, plus 4.5% per annum, with a commitment fee of 0.5% per annum on undrawn amounts. As of the Amendment Date, advances under the Credit Facility bear interest at LIBOR subject to a minimum rate of 1.5%, plus 3.75% per annum, with a commitment fee of 0.5% per annum on undrawn amounts when the facility is drawn more than 50.0% and 1.0% per annum on undrawn amounts when the facility is drawn less than 50.0%. In addition, effective as of the Amendment Date, the Company is no longer obligated to pay an annual minimum earnings shortfall fee to the committed lenders, which was calculated as the difference between the weighted average of borrowings outstanding under the Credit Facility and 50.0% of the commitment amount of the Credit Facility, multiplied by 4.5% per annum, less commitment fees paid during the year.  As of the Amendment Date, the Company paid $665,000, which represented the entirety of the minimum earnings shortfall fee; and
  Declared monthly cash distributions to stockholders of $0.07 per common share for each of the months of October, November and December 2010.

Conference Call for Stockholders: The Company will hold a conference call on Tuesday, November 23, 2010 at 8:30 am EST.  Please call (800) 860-2442 to enter the conference.  An operator will monitor the call and set a queue for the questions. A replay of the conference call will be available through December 23, 2010.  To hear the replay, please dial (877) 344-7529 and access playback conference number 445299.  The replay will be available approximately two hours after the call concludes.

The live audio broadcast of the Company's quarterly conference call will be available online at www.GladstoneCapital.com. The event will be archived and available for replay on the Company's website through January 22, 2011.

Warning: The financial statements below are without footnotes so readers should obtain and carefully review the Company's Form 10-K for the year ended September 30, 2010, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-K today with the Securities and Exchange Commission (the "SEC"), which can be retrieved from the SEC's website at www.sec.gov or from the Company's website at www.GladstoneCapital.com. A paper copy can be obtained free of charge by writing to the Company at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

The statements in this press release regarding the timing and ability of the Company to increase its investment activities are "forward-looking statements." These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results to differ from these forward-looking statements include, among others, the duration and potential future effects of the current economic downturn on its portfolio companies and on the senior loan market, the Company's ability to access debt and equity capital and those factors listed under the caption "Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2010, as filed with the SEC on November 22, 2010. The risk factors set forth in the Company's Annual Report on Form 10-K under the caption "Risk Factors" are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE CAPITAL CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF ASSETS & LIABILITIES (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)
	September 30,	September 30,
	2010	2009
ASSETS
Non-Control/Non-Affiliate investments (Cost of $244,140 and $312,043, respectively)	$ 223,737	$ 286,997
Control investments (Cost of $54,076 and $52,350, respectively)	33,372	33,972
Total investments at fair value (Cost of $298,216 and $364,393, respectively)	257,109	320,969
Cash	7,734	5,276
Interest receivable – investments in debt securities	2,648	3,048
Interest receivable – employees	104	85
Due from custodian	255	3,059
Due from Adviser	-	69
Deferred financing fees	1,266	1,230
Prepaid assets	799	341
Receivables from portfolio companies, less allowance for uncollectible receivables of $322 and $0 at September 30, 2010 and 2009, respectively	289	1,528
Other assets	314	305
TOTAL ASSETS	$ 270,518	$ 335,910

LIABILITIES
Accounts payable	$ -	$ 67
Interest payable	693	378
Fee due to Administrator)	267	216
Fees due to Adviser	673	834
Borrowings under line of credit (Cost of $16,800 and $83,000, respectively)	17,940	83,350
Accrued expenses and deferred liabilities	1,426	1,800
Funds held in escrow	273	189
TOTAL LIABILITIES	21,272	86,834

COMMITMENTS AND CONTINGENCIES

NET ASSETS	$ 249,246	$ 249,076

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 50,000,000 shares authorized and 21,039,242 and 21,087,574 shares issued and outstanding at September 30, 2010 and 2009, respectively	$ 21	$ 21
Capital in excess of par value	326,935	328,203
Notes receivable – employees	(7,103)	(9,019)
Net unrealized depreciation on investments	(41,108)	(43,425)
Net unrealized appreciation on borrowings under line of credit	(1,140)	(350)
Overdistributed net investment income	(1,103)	-
Accumulated Net Realized Losses	(27,256)	(26,354)
TOTAL NET ASSETS	$ 249,246	$ 249,076
NET ASSETS PER SHARE	$ 11.85	$ 11.81

GLADSTONE CAPITAL CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)
	Three months ended September 30
	2010	2009
INVESTMENT INCOME
Interest income
Investments	$ 7,695	$ 8,997
Notes receivable from employees	107	116
Total interest income	7,802	9,113
Other income	149	170
Total investment income	7,951	9,283

EXPENSES
Loan servicing fee	812	1,061
Base management fee	554	631
Incentive fee	222	-
Administration fee	267	216
Interest expense	828	1,661
Amortization of deferred financing fees	309	531
Professional fees	469	802
Other expenses	-	235
Expenses before credit from Adviser	3,822	5,137
Credit to base management and incentive fees from Adviser	(299)	(13)
Total expenses net of credit to base management and incentive fees	3,523	5,124

NET INVESTMENT INCOME	4,428	4,159

REALIZED AND UNREALIZED LOSS ON INVESTMENTS,
DERIVATIVE AND BORROWINGS UNDER LINE OF CREDIT:
Net realized loss on investments	-	(12,086)
Net unrealized (depreciation) appreciation on investments	(1,209)	11,671
Net unrealized depreciation (appreciation) on borrowings under line of credit	616	(350)
Net loss on investments and borrowings under line of credit	(593)	(765)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$ 3,835	$ 3,394

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and Diluted	$ 0.18	$ 0.16
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and Diluted	21,039,242	21,087,574

GLADSTONE CAPITAL CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)
	Year ended September 30,
	2010	2009	2008
INVESTMENT INCOME
Interest income
Investments	$ 32,583	$ 41,680	$ 43,798
Cash	1	11	335
Notes receivable from employees	437	468	471
Total interest income	33,021	42,159	44,604
Other income	2,518	459	1,121
Total investment income	35,539	42,618	45,725

EXPENSES
Loan servicing fee	3,412	5,620	6,117
Base management fee	2,673	2,005	2,212
Incentive fee	1,823	3,326	5,311
Administration fee	807	872	985
Interest expense	4,390	7,949	8,284
Amortization of deferred financing fees	1,490	2,778	1,534
Professional fees	2,101	1,586	911
Compensation expense	245	-	-
Other expenses	1,259	1,131	1,215
Expenses before credit from Adviser	18,200	25,267	26,569
Credit to fees from Adviser	(420)	(3,680)	(7,397)
Total expenses net of credit to credits to fees	17,780	21,587	19,172

NET INVESTMENT INCOME	17,759	21,031	26,553

REALIZED AND UNREALIZED LOSS ON:
Net realized loss on investments	(2,893)	(26,411)	(787)
Net unrealized appreciation (depreciation) on investments	2,317	9,513	(47,023)
Realized (loss) gain on settlement of derivative	-	(304)	7
Net unrealized appreciation (depreciation) on derivative	-	304	(12)
Net unrealized appreciation on borrowings under line of credit	(789)	(350)	-
Net loss on investments, derivative and borrowings under line of credit	(1,365)	(17,248)	(47,815)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$ 16,394	$ 3,783	$ (21,262)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE
Basic and Diluted	$ 0.78	$ 0.18	$ (1.08)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic and Diluted	21,060,351	21,087,574	19,699,796

GLADSTONE CAPITAL CORPORATION FINANCIAL HIGHLIGHTS (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA) (UNAUDITED)
	Three months ended September 30,
	2010	2009
Per Share Data: (1)
Net asset value at beginning of period	$ 11.81	$ 11.86
Income from investment operations (2)
Net investment income	0.21	0.20
Net realized loss on the sale of investments	-	(0.57)
Net unrealized (depreciation) appreciation on investments	(0.06)	0.55
Net unrealized appreciation on borrowings under line of credit	0.03	(0.02)
Total from investment operations	0.18	0.16

Distributions to stockholders from (2)(3)	(0.21)	(0.21)

Capital share transactions:
Repayment of principal on notes receivable	0.07	-
Total from capital share transactions	0.07	-
Net asset value at end of period	$ 11.85	$ 11.81

Per share market value at beginning of period	$ 10.81	$ 7.53
Per share market value at end of period	$ 11.27	$ 8.93
Total return (4)	6.22%	21.48%
Shares outstanding at end of period	21,039,242	21,087,574

Statement of Assets and Liabilities Data:
Net assets at end of period	$249,246	$249,076
Average net assets(5)	$248,424	$248,606
Senior Securities Data:
Borrowing under line of credit	$ 17,940	$ 83,350
Asset coverage ratio (6)(7)	1,419%	396%
Average coverage per unit (7)	$ 14,187	$ 3,963
Ratios/Supplemental Data:
Ratio of expenses to average net assets (8)	6.15%	8.27%
Ratio of net expenses to average net assets (9)	5.67%	8.24%
Ratio of net investment income to average net assets	7.13%	6.69%

(1) Based on actual shares outstanding at the end of the corresponding period.

(2) Based on weighted average basic per share data.

(3) Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.

(4) Total return equals the change in the ending market value of the Company's common stock from the beginning of the period taking into account distributions reinvested in accordance with the terms of the Company's dividend reinvestment plan. Total return does not take into account distributions that may be characterized as a return of capital.

(5) Average net assets are computed using the average of the balance of net assets at the end of each month of the reporting period.

(6) As a business development company, the Company is generally required to maintain a ratio of at least 200% of total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings and guaranty commitments.

(7) Asset coverage ratio is the ratio of the carrying value of the Company's total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness (including interest payable and guarantees). Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand dollars of indebtedness.

(8) Ratio of expenses to average net assets is computed using expenses before credits from Adviser to the base management and incentive fees and including income tax expense.

(9) Ratio of net expenses to average net assets is computed using total expenses net of credits from Adviser to the base management and incentive fees and including income tax expense.

GLADSTONE CAPITAL CORPORATION FINANCIAL HIGHLIGHTS (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA) (UNAUDITED)
	Year Ended September 30,
	2010	2009	2008	2007	2006
Per Share Data (1)
Net asset value at beginning of period	$ 11.81	$ 12.89	$ 14.97	$ 14.02	$ 13.41
Income from investment operations (2)
Net investment income	0.84	1.00	1.35	1.69	1.70
Net realized loss on the sale of investments	(0.14)	(1.25)	(0.04)	-	(0.08)
Realized loss on settlement of derivative	-	(0.01)	-	-	-
Net unrealized appreciation on derivative	-	0.01	-	-	-
Net unrealized appreciation (depreciation) on investments	0.11	0.45	(2.39)	(0.56)	0.53
Net unrealized appreciation on borrowings under line of credit	(0.03)	(0.02)	-	-	-
Total from investment operations	0.78	0.18	(1.08)	1.13	2.15
Distributions to stockholders from (2)(3)
Net investment income	(0.80)	(0.99)	(1.31)	(1.48)	(1.64)
Gains	-	-	(0.01)	-	-
Tax return on capital	(0.04)	(0.27)	(0.36)	(0.20)	-
Total distributions	(0.84)	(1.26)	(1.68)	(1.68)	(1.64)
Capital share transactions
Issuance of common stock under shelf offering	-	-	0.72	1.55	-
Issuance of common stock under stock option plan	-	-	-	-	1.19
Offering costs	-	-	(0.04)	(0.05)	-
Repayment of principal on notes receivable	0.07	-	-	0.06	0.02
Conversion of recourse to non-recourse notes	(0.02)
Reclassification of principal on employee note	0.02
Stock compensation expense	-	-	-	-	0.02
Stock surrendered to settle withholding tax obligation	-	-	-	(0.06)	-
Dilutive effect of common stock issuance	-	-	-	-	(1.13)
Anti-dilutive effect of common stock reduction	0.03	-	-	-	-
Total from capital share transactions	0.10	-	0.68	1.50	0.10
Net asset value at end of period	$ 11.85	$ 11.81	$ 12.89	$ 14.97	$ 14.02

Per share market value at beginning of period	$ 8.93	$ 15.24	$ 19.52	$ 22.01	$ 22.55
Per share market value at end of period	$ 11.27	$ 8.93	$ 15.24	$ 19.52	$ 22.01
Total return (4)	37.46%	(30.94)%	(13.90)%	(4.40%)	5.21%
Shares outstanding at end of period	21,039,242	21,087,574	21,087,574	14,762,574	12,305,008

Statement of Assets and Liabilities Data
Net assets at end of period	$249,246	$249,076	$271,748	$220,959	$172,570
Average net assets(5)	$249,968	$253,316	$284,304	$189,732	$155,868
Senior Securities Data
Borrowing under line of credit	$ 17,940	$ 83,350	$151,030	$144,440	$49,993
Asset coverage ratio (6)(7)	1,419%	396%	279%	252%	443%
Average coverage per unit (7)	$ 14,187	$ 3,963	$ 2,792	$ 2,524	$ 4,435
Ratios/Supplemental Data
Ratio of expenses to average net assets (8)	7.28%	9.97%	9.34%	10.75%	6.16%
Ratio of net expenses to average net assets (9)	7.11%	8.52%	6.74%	7.60%	4.84%
Ratio of net investment income to average net assets	7.10%	8.30%	9.34%	11.73%	12.42%

(1) Based on actual shares outstanding at the end of the corresponding period.

(2) Based on weighted average basic per share data.

(3) Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.

(4) Total return equals the change in the ending market value of the Company's common stock from the beginning of the period taking into account distributions reinvested in accordance with the terms of the Company's dividend reinvestment plan. Total return does not take into account distributions that may be characterized as a return of capital.

(5) Average net assets are computed using the average of the balance of net assets at the end of each month of the reporting period.

(6) As a business development company, the Company is generally required to maintain a ratio of at least 200% of total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings and guaranty commitments.

(7) Asset coverage ratio is the ratio of the carrying value of the Company's total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness (including interest payable and guarantees). Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand dollars of indebtedness.

(8) Ratio of expenses to average net assets is computed using expenses before credits from Adviser to the base management and incentive fees and including income tax expense.

(9) Ratio of net expenses to average net assets is computed using total expenses net of credits from Adviser to the base management and incentive fees and including income tax expense.

CONTACT:  Investor Relations, +1-703-287-5893